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                                                                    EXHIBIT 1.3



                                                          [Draft]

                               INDEMNITY AGREEMENT


                  This Indemnity Agreement, dated as of ___________, 1996, is made by and among GCR Holdings Limited, a Cayman Islands exempted limited liability company (the "Company"), and Lawrence S. Doyle and Frederick W. Deichmann (Messrs. Doyle and Deichmann are the Chief Executive Officer and Chief Financial Officer, respectively, of the Company and are referred to herein individually as an "Officer" and collectively as "Officers").


                              W I T N E S S E T H :

                  WHEREAS, the Company and the Selling Shareholders named therein concurrently herewith are entering into an underwriting agreement, dated the date hereof (the "Underwriting Agreement"), among the Company, the representatives of the several underwriters named in Schedule I thereto and the selling shareholders named in Schedule II thereto (the "Selling Shareholders") in connection with the proposed public offering of the Shares (as defined therein);


                  WHEREAS, a condition precedent to the execution of the Underwriting Agreement is that each Selling Shareholder execute a Power of Attorney and such Powers of Attorney appoint each Officer as an attorney-in-fact for each of the Selling Shareholders (an "Attorney-in-fact"); and

                  WHEREAS, the Company has asked the Officers to act as Attorneys-in-Fact and they have indicated their willingness to do so on the condition that the Company fully indemnify them as provided herein.

                  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                  1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement. References to the Agreement shall be deemed to include the foregoing "Whereas" clauses.

                  2. Indemnity. The Company will indemnify and hold harmless each Officer against any and all losses, claims, damages and liabilities, joint or several, to which such Officer may become subject in connection with any
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action, or any omission to act, by him in his capacity as Attorney-in-Fact. In the event that any Officer becomes involved in any capacity in any action, proceeding or investigation brought by or against any person (including shareholders of the Company) in connection with any such action or omission, the Company will periodically reimburse such Officer for his legal and other expenses (including the cost of any investigation or preparation) incurred in connection therewith.

                  If for any reason the foregoing indemnification is unavailable to or insufficient to hold harmless an Officer then the Company shall contribute to the amount paid or payable by such as a result of such losses, claims, damages and liabilities (and expenses) in such proportion as is appropriate to reflect the relative economic interests of the Company and its shareholders on the one hand and such Officer in his capacity as Attorney-in-Fact on the other hand in the matters referred to in this Agreement, as well as any other relevant equitable considerations.

                  The obligation of the Company under this Agreement shall be in addition to any liability or obligation which it may otherwise have, shall be binding upon any successors, assigns or administrators of the Company and shall inure to the benefit of the respective heirs, executors, administrators, successors and assigns of the Officers. The Company also agrees that no Officer shall have any liability to the Company or its shareholders for any act or omission by him in his capacity as Attorney-in-Fact, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or bad faith of such Officer in such capacity as Attorney-in-Fact.

                  3. Survival. This Agreement shall survive any termination, completion or abandonment of the service of any Officer as Attorney-in-Fact or as an Officer of the Company or of any transaction referred to in this Agreement.

                  4. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  5. Submission to Jurisdiction. The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan, The City of New York over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent it may effectively do so under applicable law, the Company irrevocably waives and agrees not to

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assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court in any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The Company agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in this Section 5 brought in any such court shall be conclusive and binding upon the Company subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other court to the jurisdiction of which the Company is or may be subject) by a suit upon such judgment. The Company irrevocably designates and appoints CT Corporation System, New York, New York as its authorized agent upon whom process may be served in any suit, action or proceeding of the nature referred to in this Section 5 by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the agent at its address set forth in the Registration Statement. The Company agrees that such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Company. Notices hereunder shall be conclusively presumed received if evidenced by a delivery receipt furnished by the United States Postal Service or any established commercial delivery service. Nothing in this Section 5 shall affect the right of the Company or either Officer to serve process in any manner permitted by law, or limit any right to bring proceedings against the Company or others in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

                  6. Currency Indemnity. In respect of any judgment or order given or made for any amount due hereunder by the Company that is expressed and paid in currency (the "judgment currency") other than United States dollars, the Company will indemnify the Officers against any loss incurred by such Officers as a result of any variations between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgement or order and (ii) the rate of exchange at which such Officers are able to purchase United States dollars with the amount of the judgment currency actually received by such Officers. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect

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notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any reasonable premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

                  7. Severability. The provisions of this Agreement are severable and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall attach only to such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Agreement or any jurisdiction.

                  8. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

                  9. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  IN WITNESS, WHEREOF, the undersigned have executed this Indemnity Agreement as of the date first above written.

                                            GCR HOLDINGS LIMITED


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:



                                            -----------------------------------
                                               Lawrence S. Doyle



                                            -----------------------------------
                                               Frederick W. Deichmann

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